UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2005

CELL GENESYS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-19986 (Commission File Number)	94-3061375 (IRS Employer Identification Number)

500 Forbes Boulevard
South San Francisco, California 94080
(Address of principal executive offices including zip code)

(650) 266-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2005, the Compensation Committee of the Board of Directors of Cell Genesys, Inc. (the “Company”) adopted the Cell Genesys Incentive Compensation Plan for 2005. The Plan is designed to provide officers and participating employees with financial incentives to achieve both corporate and individual objectives for 2005. Awards under the Plan are determined as a percentage of base salary based upon both achievement of corporate goals by the Company and achievement of individual goals by the particular recipient.

In adopting the Plan, the Compensation Committee determined the 2005 corporate objectives that the Compensation Committee will use to evaluate company performance. The Compensation Committee also determined each participant’s incentive award target amount, depending on that individual’s level of performance during 2005. The specific objectives that will be used to evaluate Company and individual performance include advancing product candidates through development, building the Company’s product portfolio and other business objectives including operating targets.

The Cell Genesys Incentive Compensation Plan for 2005 is attached to this Report as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
No.	Description
10.1	Cell Genesys Incentive Compensation Plan, dated March 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2005

CELL GENESYS, INC.
By:	/s/ Matthew J. Pfeffer
Matthew J. Pfeffer
Vice President and Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Cell Genesys Incentive Compensation Plan, dated March 1, 2005